Exhibit 10.14

FIRST AMENDMENT TO THE
AMGEN RETIREMENT AND SAVINGS PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

     The Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2003) (the “Plan”) is hereby amended as follows:

Effective as of January 1, 2004, Amgen Worldwide Services, Inc. shall be a Participating Company, and Appendix A to the Plan is hereby amended to include “Amgen Worldwide Services, Inc.”

To record this First Amendment to the Plan as set forth herein, the Company has caused its Authorized officer to execute this document this 9th day of June, 2004.

AMGEN INC.
By:	/s/ Brian McNamee
Title: Senior Vice President, Human Resources